UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 6, 2010

ASPEN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

830 Tenderfoot Hill Road, Suite 310
Colorado Springs, CO 80906
Address of principal executive offices

719-867-9911
Telephone number, including
Area code

_________________________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2010 Aspen Exploration Corporation, which is now doing business under the trade name ENSERVCO Corporation (the “Company”), and Bob Maughmer entered into an employment agreement (the “Employment Agreement”).  The Employment Agreement was effective as of August 23, 2010, but was not fully executed and delivered by the parties until September 6, 2010.

Mr. Maughmer was appointed as the Company’s President and Chief Operating Officer on August 23, 2010.  The Company previously disclosed Mr. Maughmer’s appointment as an executive officer in a Current Report on Form 8-K dated August 23, 2010, and disclosed the material terms of Mr. Maughmer’s compensation in that report, the terms of which have not changed.   However, at that time the parties had not yet entered into a formal agreement regarding the terms of Mr. Maughmer’s employment.

The Employment Agreement provides that Mr. Maughmer will be paid an annual salary of $225,000.  On July 1 of each year that the Employment Agreement is in effect Mr. Maughmer’s salary will be increased by at least 5%.  Mr. Maughmer is eligible to receive a discretionary annual bonus based on Mr. Maughmer’s performance and the Company’s financial condition.  At the time of his appointment, Mr. Maughmer was granted an option to purchase 1 million shares of the Company’s common stock.  The stock option is subject to a vesting schedule, and its exercise price is $0.49 which is equal to the average closing price of the Company’s common stock for the ten trading days prior to August 23, 2010.  Mr. Maughmer is also entitled to standard employment benefits and a monthly car allowance of at least $1,000.

The Employment Agreement is for a three year term and will not be automatically renewed at the end of that term.  Instead, Mr. Maughmer will become an employee at will at the end of the initial term of the Employment Agreement unless otherwise agreed by Mr. Maughmer and the Company.   If Mr. Maughmer’s employment is terminated without cause during the term of the Employment Agreement, Mr. Maughmer will be entitled to his base salary through the remainder of the term of the Employment Agreement.  The Employment Agreement also contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2010 the Company and Mr. Maughmer entered into the Employment Agreement.  The material terms of the Employment Agreement are described in Item 1.01 of this report.

Item 9.01 Financial Statements and Exhibits

10.1           Employment Agreement between Aspen Exploration Corporation and Bob Maughmer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of September 2010.

Aspen Exploration Corporation

By:	/s/ Rick D. Kasch
Rick D. Kasch, Chief Financial Officer
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